CONTACT:
Michael W. Kaplan
Chief Financial Officer
(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES FOURTH QUARTER OPERATING RESULTS;
ISSUES FIRST QUARTER GUIDANCE

- Eighth straight quarter of positive comparable store sales
- Comparable store sales up 2%

ANAHEIM, Calif., March 18, 2014 --- Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the fourth quarter of fiscal 2013 ended February 1, 2014, were $218.6 million versus net sales from continuing operations of $222.8 million for the fourth quarter of fiscal 2012 ended February 2, 2013. Comparable store sales for the fourth quarter of fiscal 2013 increased 2%. The 53rd week in fiscal 2012 caused a decrease in net sales of approximately $9 million for the fourth quarter of fiscal 2013, compared to the fourth quarter last year. The Company ended the fourth quarter of fiscal 2013 with 618 stores versus 644 stores a year ago.

"We continue to be encouraged by our positive momentum within a challenging retail environment throughout the year, marked by eight straight quarters of positive comparable store sales, sustained gross margins, and reduced operating costs, all contributing to a significant improvement in our operating performance compared to fiscal 2012," said Gary H. Schoenfeld, President and Chief Executive Officer. "Looking ahead to fiscal 2014, our key priorities include showcasing our premium brand portfolio through curated assortments, managing inventory with on-trend fashion and speed to market, and continuing to elevate both our in-store and digital experience. Through our Golden State of Mind brand identity, we continually strive to deliver the creativity, diversity and optimism that is quintessentially California and unique to PacSun across all facets of our business."

Fourth Quarter Results

On a GAAP basis, the Company reported a loss from continuing operations of $22.0 million, or $(0.32) per diluted share, for the fourth quarter of fiscal 2013, compared to a loss from continuing operations of $22.2 million, or $(0.32) per diluted share, for the fourth quarter of fiscal 2012. The loss from continuing operations for the Company's fourth quarter of fiscal 2013 included a non-cash loss of $3.6 million, or $0.05 per diluted share, compared to a non-cash loss of $3.7 million, or $0.05 per diluted share, for the fourth quarter of fiscal 2012, related to the derivative liability that resulted from the issuance of Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011. The Company's operating loss for the fourth quarter of fiscal 2013 was $14.6 million, compared to $15.0 million for the same period a year ago.

On a non-GAAP basis, excluding the non-cash loss on the derivative liability, and assuming a tax benefit of approximately $6.3 million, the Company would have incurred a loss from continuing operations for the fourth quarter of fiscal 2013 of $11.8 million, or $(0.17) per diluted share, as compared to a loss from continuing operations of $11.6 million, or $(0.17) per diluted share, for the same period a year ago. Adjusting for the 53rd week retail calendar shift, the Company would have incurred a non-GAAP loss from continuing operations of $0.03 better than the same period a year ago.

Full Year Results

Total net sales from continuing operations for fiscal 2013 were $797.8 million versus net sales from continuing operations of $784.7 million for fiscal 2012. Comparable store sales increased 2% during fiscal 2013.

On a GAAP basis, the Company reported a loss from continuing operations of $47.0 million, or $(0.69) per diluted share, for the 2013 fiscal year, compared to a loss from continuing operations of $52.6 million, or $(0.78) per diluted share, for the 2012 fiscal year. The Company's operating loss for fiscal 2013 was $21.4 million, as compared to a fiscal 2012 operating loss of $38.4 million.

On a non-GAAP basis, excluding the non-cash loss on derivative liability, and assuming a tax benefit of approximately $12.5 million, the Company would have incurred a loss from continuing operations for fiscal 2013 of $23.1 million, or $(0.34) per diluted share, as compared to a loss from continuing operations of $33.0 million, or $(0.49) per diluted share, for the same period a year ago.

Financial Outlook for First Quarter of Fiscal 2014
The Company's guidance range for the first quarter of fiscal 2014 contemplates a non-GAAP loss per diluted share from continuing operations of between negative $0.17 and negative $0.12, compared to negative $0.14 in the first quarter of fiscal 2013.

The forecasted first quarter non-GAAP loss from continuing operations per diluted share guidance range is based on the following assumptions:

•	Comparable store sales from 1% to 4%;

•	Revenue from $169 million to $174 million;

•	Gross margin rate, including buying, distribution and occupancy, of 25% to 27%;

•	SG&A expenses in the range of $54 million to $55 million; and

•	Applicable non-GAAP adjustments are tax effected using a normalized annual income tax rate.

The Company's first quarter of fiscal 2014 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations
In accordance with applicable accounting literature and consistent with the Company's financial statement presentation in its fiscal 2012 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability
In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company's $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company's common stock or until the conversion rights expire (December 2021).

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of March 18, 2014, the Company operates 617 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

The Company will be hosting a conference call today at 4:30 p.m. Eastern time to review the results of its fourth fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 8519739. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company's investor relations website through midnight, May 28, 2014.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the second paragraph and the statements made by the Company under the heading “Financial Outlook for First Quarter of Fiscal 2014.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	For the Fourth Quarter Ended		For the Fiscal Year Ended
	February 1, 2014	February 2, 2013 (1)	February 1, 2014	February 2, 2013 (1)

Net sales	$218,591	$222,829	$797,792	$784,745
Gross margin	43,704	47,146	199,244	196,346
SG&A expenses	58,260	62,120	220,677	234,744
Operating loss	(14,556)	(14,974)	(21,433)	(38,398)
Loss on derivative liability	3,638	3,678	10,638	6
Interest expense, net	3,556	3,336	14,108	13,344
Loss from continuing operations before income taxes	(21,750)	(21,988)	(46,179)	(51,748)
Income taxes	283	232	797	834
Loss from continuing operations	(22,033)	(22,220)	(46,976)	(52,582)
(Loss) income from discontinued operations, net of tax effects	(504)	2,359	(1,745)	508
Net loss	$(22,537)	$(19,861)	$(48,721)	$(52,074)

Loss from continuing operations per share:
Basic and diluted	$(0.32)	$(0.32)	$(0.69)	$(0.78)
(Loss) income from discontinued operations per share:
Basic and diluted	$(0.01)	$0.03	$(0.02)	$0.01
Net loss per share:
Basic and diluted	$(0.33)	$(0.29)	$(0.71)	$(0.77)
Weighted-average shares outstanding:
Basic and diluted	68,586	68,005	68,465	67,815
(1) Fiscal 2012 fourth quarter and full-year results include a 53rd week.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	February 1, 2014	February 2, 2013

ASSETS
Current assets:
Cash and cash equivalents	$27,769	$48,733
Inventories	83,073	90,681
Prepaid expenses	13,404	12,815
Other current assets	6,089	2,912
Total current assets	130,335	155,141
Property and equipment, net	96,797	110,732
Other assets	45,507	47,939
Total assets	$272,639	$313,812

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,034	$49,993
Derivative liability	30,720	20,082
Other current liabilities	37,286	43,559
Total current liabilities	114,040	113,634
Deferred lease incentives	12,889	14,401
Deferred rent	15,440	16,133
Long-term debt	86,075	79,570
Other liabilities	26,046	25,714
Total liabilities	254,490	249,452
Total shareholders' equity	18,149	64,360
Total liabilities and shareholders' equity	$272,639	$313,812

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Fiscal Year Ended
	February 1, 2014	February 2, 2013
Cash flows from operating activities:
Net loss	$(48,721)	$(52,074)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	25,511	33,637
Asset impairment	3,204	5,341
Loss on disposal of property and equipment	150	268
Loss on derivative liability	10,638	6
Amortization of debt discount	2,164	1,548
Non-cash stock-based compensation	2,643	2,836
Gain on lease terminations	(209)	(268)
Changes in assets and liabilities:
Inventories	7,608	(1,941)
Accounts payable and other current liabilities	(11,175)	8,732
Other assets and liabilities	463	8,359
Net cash (used in) provided by operating activities	(7,724)	6,444
Cash flows from investing activities:
Purchases of property, equipment, and intangible assets	(12,337)	(15,393)
Restricted cash	—	8,593
Proceeds from insurance settlements	—	653
Net cash used in investing activities	(12,337)	(6,147)
Cash flows from financing activities:
Payments under credit facility borrowings	—	(1,254)
Principal payments under mortgage borrowings	(576)	(540)
Principal payments under capital lease obligations	(569)	(636)
Proceeds from exercise of stock options	242	560
Net cash used in financing activities	(903)	(1,870)
Net decrease in cash and cash equivalents	(20,964)	(1,573)
Cash and cash equivalents, beginning of period	48,733	50,306
Cash and cash equivalents, end of period	$27,769	$48,733

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	February 1, 2014	February 2, 2013
Stores open at beginning of year	644	733
Stores opened during the period	4	3
Stores closed during the period	(30)	(92)
Stores open at end of period	618	644

	February 1, 2014		February 2, 2013
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	502	1,965	528	2,066
PacSun Outlet stores	116	467	116	471
Total stores	618	2,432	644	2,537

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share data)

	For the Fourth Quarter Ended		For the Fiscal Year Ended
	February 1, 2014	February 2, 2013 (1)	February 1, 2014	February 2, 2013 (1)

GAAP loss from continuing operations	$(22,033)	$(22,220)	$(46,976)	$(52,582)
Derivative liability	3,638	3,678	10,638	6
Deferred tax valuation allowance	6,624	6,917	13,271	19,557
Non-GAAP loss from continuing operations	$(11,771)	$(11,625)	$(23,067)	$(33,019)

GAAP loss from continuing operations per share	$(0.32)	$(0.32)	$(0.69)	$(0.78)
Derivative liability	0.05	0.05	0.16	—
Deferred tax valuation allowance	0.10	0.10	0.19	0.29
Non-GAAP loss from continuing operations per share	$(0.17)	$(0.17)	$(0.34)	$(0.49)
Shares used in calculation	68,586	68,005	68,465	67,815
(1) Fiscal 2012 fourth quarter and full-year results include a 53rd week.

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated March 18, 2014, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per share for the fourth quarters and fiscal years 2013 and 2012, respectively, and non-GAAP loss from continuing operations per share guidance for the first quarter of fiscal 2014. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

- Derivative liability - Deferred tax valuation allowance
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.